Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introductory Note

On June 26, 2024, Coherus BioSciences, Inc., a Delaware corporation (“Coherus”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) by and between Coherus and Hong Kong King-Friend Industrial Company Ltd., a Hong Kong corporation (“HKF”). HKF is the parent company of Meitheal Pharmaceuticals, Inc., a Delaware corporation.

Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, Coherus agreed to divest its YUSIMRY (adalimumab-aqvh) franchise through the sale of certain assets, including YUSIMRY, intellectual property exclusively related to YUSIMRY, certain contracts related to YUSIMRY, YUSIMRY inventory, and all activities related to research and development of YUSIMRY, to HKF and the assumption of certain liabilities by HKF, including $17.0 million of inventory purchase commitments, but not including certain identified excluded assets and excluded liabilities. (collectively, the “YUSIMRY Disposition”) for upfront, all-cash consideration of $40.0 million paid on June 26, 2024.

Pursuant to the Purchase Agreement, the closing of the YUSIMRY Disposition occurred on June 26, 2024 (the “YUSIMRY Disposition Date”).

Unaudited Pro Forma Condensed Combined Financial Information

The purpose of the following unaudited pro forma condensed combined financial information is to reflect the closing of the YUSIMRY Disposition. The following unaudited pro forma condensed combined financial information included herein includes updated information in accordance with Article 11 of Regulation S-X and presents the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations of Coherus after giving pro forma effect to (i) the YUSIMRY Disposition, (ii) the divestiture of Coherus’ ophthalmology franchise through the sale of its subsidiary, Coherus Ophthalmology LLC (“CIMERLI Disposition”) and transactions related to the CIMERLI Disposition including the concurrent partial prepayment of Coherus’ term loans due in January 2027 (the “2027 Term Loans”) that occurred in April 2024 and (iii) the acquisition (the “Surface Merger”, and, together with the YUSIMRY Disposition and the CIMERLI Disposition, the “Combined Transactions”) of Surface Oncology, Inc. (“Surface”). Surface’s historical operations for the period prior to the Surface Acquisition Date (“Pre-Acquisition Surface”) are presented separately in the pro forma condensed combined financial information and the historical operations for the period including and after the Surface Acquisition Date for the surviving subsidiary of the Surface Merger, Surface Oncology, LLC, which is a wholly owned subsidiary of Coherus, have been presented within the consolidated results of Coherus.

The unaudited pro forma condensed combined financial information presented below has been derived from:

●	the historical audited consolidated financial statements of Coherus contained in its Annual Report on Form 10-K for the year ended December 31, 2023;

●	the historical unaudited condensed consolidated financial information of Coherus as of and for the three months ended March 31, 2024 contained in its Quarterly Report on Form 10-Q for the period ended March 31, 2024;

●	the historical unaudited condensed consolidated financial statements of Surface as of June 30, 2023 and for the six months ended June 30, 2023 filed as Exhibit 99.1 to Coherus’ Current Report on Form 8-K/A filed on November 13, 2023;

●	the historical unaudited condensed consolidated financial information and the related accounting records of Surface’s operations for the period from July 1, 2023 to the Surface Acquisition Date; and

●	the related accounting records of YUSIMRY operations for the year ended December 31, 2023 and the three months ended March 31, 2024.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” which is referred herein as “Article 11.” Article 11 provides the following pro forma adjustments to the historical financial information:

●	Transaction Accounting Adjustments – Adjustments that reflect only the application of required accounting to the acquisition, disposition, or other transaction.

●	Autonomous Entity Adjustments – Adjustments that are necessary to reflect the operations and financial position of the registrant as an autonomous entity when the registrant was previously part of another entity.

The transaction accounting adjustments are based on available information and assumptions that Coherus’ management believes are reasonable. However, such adjustments are preliminary estimates and actual experience may differ materially from expectations. There were no autonomous entity adjustments. Article 11 permits presentation of reasonably estimable synergies, dis-synergies and other transaction effects that have occurred or are expected to occur (“Management’s Adjustments”); however, Coherus has elected not to present Management’s Adjustments. No tax effects related to Transaction Accounting Adjustments were included as the related impacts were immaterial.

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2024 and for the year ended December 31, 2023 were prepared as though the Combined Transactions occurred on January 1, 2023. The unaudited pro forma condensed combined balance sheet as of March 31, 2024 was prepared as though the YUSIMRY Disposition occurred on March 31, 2024. The unaudited pro forma condensed combined financial information is for illustrative purposes only, does not reflect what Coherus’ financial position and results of operations would have been had the Combined Transactions occurred on the dates indicated, is not necessarily indicative of Coherus’ future financial position and future results of operations and does not reflect all actions that may be taken by Coherus after the closing of the Combined Transactions. Additionally, the unaudited pro forma condensed combined financial information does not give effect to anticipated synergies, dis-synergies, operating efficiencies, tax savings or cost savings that may be associated with the Combined Transactions including the related transactions. There were no existing contractual relationships between (i) Coherus and Surface, (ii) Coherus and Sandoz Inc. (“Sandoz”) or (iii) Coherus and HFK during the periods presented in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information constitutes forward-looking information, is subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated and should be read in conjunction with the accompanying notes thereto.

Coherus BioSciences, Inc.

Unaudited Pro Forma Condensed COMBINED Balance Sheet

March 31, 2024

(in thousands, except share and per share data)

	Historical Coherus	CIMERLI Disposition (3a)	YUSIMRY Disposition (3b)	Pro Forma Adjustments	Notes	Combined Balance Sheet
Assets
Cash and cash equivalents	$259,775	$-	$-	$38,850	3c	$116,779
		-	-	(181,846)	3d
Trade receivables, net	251,951	-	-	-		251,951
CIMERLI TSA receivables, net	32,194	(32,194)	-	-		-
Inventory	61,978	-	(4,692)	-		57,286
Prepaid manufacturing	7,498	-	(377)	-		7,121
Other prepaids and current assets	14,081	-	(502)	-		13,579
Total current assets	627,477	(32,194)	(5,571)	(142,996)		446,716
Property and equipment, net	4,188	-	(22)	-		4,166
Inventory, non-current	65,645	-	(18,567)	-		47,078
Intangible assets, net	57,104	-	(970)	-		56,134
Other assets, non-current	9,131	-	(289)	-		8,842
Total assets	$763,545	$(32,194)	$(25,419)	$(142,996)		$562,936

Liabilities and stockholders' deficit
Accounts payable	$38,289	$-	$-	$-		$38,289
Accrued rebates, fees and reserves	155,775	-	-	-		155,775
CIMERLI TSA payables and other accrued liabilities	30,770	(30,770)	-	-		-
Accrued compensation	22,762	-	-	-		22,762
Accrued and other current liabilities	115,707	-	(8,577)	-		107,130
Term loans, current	175,000	-	-	(175,000)	3d	-
Total current liabilities	538,303	(30,770)	(8,577)	(175,000)		323,956
Term loans	72,452	-	-	(6,846)	3d	65,606
Convertible notes	227,220	-	-	-		227,220
Lease liabilities, non-current	4,680	-	-	-		4,680
Other liabilities, non-current	2,734	-	-	-	-	2,734
Total liabilities	845,389	(30,770)	(8,577)	(181,846)		624,196
Commitments and contingencies
Stockholders’ deficit:
Preferred stock ($0.0001 par value; shares authorized: 5,000,000; shares issued and outstanding: 0)	-	-	-	-		-
Common stock ($0.0001 par value; shares authorized: 300,000,000; shares issued and outstanding: 113,496,854)	11	-	-	-		11
Additional paid-in capital	1,395,042	-	-	-		1,395,042
Accumulated other comprehensive loss	(272)	-	-	-		(272)
Accumulated deficit	(1,476,625)	(1,424)	(16,842)	38,850	3c	(1,456,041)
Total stockholders' deficit	(81,844)	(1,424)	(16,842)	38,850		(61,260)
Total liabilities and stockholders' deficit	$763,545	$(32,194)	$(25,419)	$(142,996)		$562,936

See accompanying notes to the unaudited pro forma condensed combined financial information.

Coherus BioSciences, INC.

Unaudited Pro Forma CONDENSED COMBINED STATEMENTS OF OPERATIONS

for the THREE Months Ended MARCH 31, 2024

(in thousands, except share and per share data)

	Historical	CIMERLI Disposition
	Coherus	CIMERLI Disposition (4f)	CIMERLI Transaction Accounting Adjustments	Notes	YUSIMRY Disposition (4i)	Combined Statements of Operations
Net revenue	$77,063	$(28,194)	$-		$(3,894)	$44,975
Costs and expenses:
Cost of goods sold	34,586	(16,973)	-		(1,438)	16,175
Research and development	28,470	(57)	-		(445)	27,968
Selling, general and administrative	56,532	(3,723)	-		(1,535)	51,274
Total costs and expenses	119,588	(20,753)	-		(3,418)	95,417
Income (loss) from operations	(42,525)	(7,441)	-		(476)	(50,442)
Interest income (expense)	(11,116)	-	6,478	4h	-	(4,638)
Gain on Sale Transaction, net	153,647	-	(160,856)	4g	-	(7,209)
Other income (expense), net	2,869	(339)	-		-	2,530
Income (loss) before income taxes	102,875	(7,780)	(154,378)		(476)	(59,759)
Income tax provision (benefit)	-	-	-		-	-
Net income (loss)	$102,875	$(7,780)	$(154,378)		$(476)	$(59,759)

Basic net income (loss) per share	$0.91					$(0.53)
Diluted net income (loss) per share	$0.83					$(0.53)

Weighted-average number of shares used in computing basic net income (loss) per share	112,749,306					112,754,192
Weighted-average number of shares used in computing diluted net income (loss) per share	125,529,971					112,754,192

See accompanying notes to the unaudited pro forma condensed combined financial information.

Coherus BioSciences, INC.

Unaudited Pro Forma CONDENSED COMBINED STATEMENTS OF OPERATIONS

for the Year Ended December 31, 2023

(in thousands, except shares and per share data)

	Historical				CIMERLI Disposition			YUSIMRY Disposition
	Coherus	Pre-Acquisition Surface	Surface Transaction Accounting Adjustments	Notes	CIMERLI Disposition (4f)	CIMERLI Transaction Accounting Adjustments	Notes	YUSIMRY Disposition (4i)	YUSIMRY Transaction Accounting Adjustment	Notes	Combined Statements of Operations
Net revenue	$257,244	$-	$-		$(125,388)	$-		$(3,574)	$-		$128,282
Costs and expenses:
Cost of goods sold	158,992	-	622	4e	(74,157)	-		(50,695)	-		34,762
Research and development	109,436	37,505	(1,663)	4b	(2,216)	-		(5,283)	-		134,852
			(2,927)	4c	-	-		-	-
Selling, general and administrative	192,015	19,647	1,060	4b	(28,283)	-		(7,596)	-		174,935
			(1,908)	4c	-	-		-	-
Restructuring charges	-	12,009	-		-	-		-	-		12,009
Total costs and expenses	460,443	69,161	(4,816)		(104,656)	-		(63,574)	-		356,558
Income (loss) from operations	(203,199)	(69,161)	4,816		(20,732)	-		60,000	-		(228,276)
Interest income (expense)	(40,542)	(4,040)	1,584	4a	-	22,561	4h	-	-		(20,437)
Gain on Dispositions	-	-	-		-	160,856	4g	-	22,008	4j	182,864
Other income (expense), net	5,469	1,816	(1,792)	4d	(68)	-		-	-		5,425
Income (loss) before income taxes	(238,272)	(71,385)	4,608		(20,800)	183,417		60,000	22,008		(60,424)
Income tax provision (benefit)	(380)	-	-		-	-		-	-		(380)
Net income (loss)	$(237,892)	$(71,385)	$4,608		$(20,800)	$183,417		$60,000	$22,008		$(60,044)

Basic and diluted net loss per share	$(2.53)										$(0.59)

Weighted-average number of shares used in computing basic and diluted net loss per share	94,162,637										102,469,180

See accompanying notes to the unaudited pro forma condensed combined financial information.

Coherus BioSciences, INC.

Notes to the Pro Forma Condensed COMBINED Financial Information

(unaudited)

1.	Description of the Combined Transactions

YUSIMRY Disposition

On June 26, 2024, Coherus entered into the Purchase Agreement by and between Coherus and HKF.

Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, Coherus agreed to divest its YUSIMRY (adalimumab-aqvh) franchise through the sale of certain assets, including YUSIMRY, intellectual property exclusively related to YUSIMRY, certain contracts related to YUSIMRY, YUSIMRY inventory, and all activities related to research and development of YUSIMRY, to HKF and the assumption of certain liabilities by HKF, including $17.0 million of inventory purchase commitments, but not including certain identified excluded assets and excluded liabilities for upfront, all-cash consideration of $40.0 million paid on June 26, 2024.

Pursuant to the Purchase Agreement, the closing of the YUSIMRY Disposition occurred on the YUSIMRY Disposition Date. In connection with the YUSIMRY Disposition, the following related transaction occurred on and will continue subsequent to the YUSIMRY Disposition Date:

●	YUSIMRY Transition Services Agreement (the “YUSIMRY TSA”): On the YUSIMRY Disposition Date, Coherus and HKF entered into the YUSIMRY TSA pursuant to which, Coherus will provide to HKF certain specified transition services on the terms and subject to the conditions set forth in the YUSIMRY TSA. The transition services provided under the YUSIMRY TSA will run for the periods of time set forth in the schedules to the YUSIMRY TSA, but are expected to extend no later than December 31, 2024. Coherus considers the impact of the YUSIMRY TSA to be immaterial and excluded such impact from the unaudited pro forma condensed combined financial information.

CIMERLI Disposition

On the CIMERLI Disposition Date, Coherus completed the sale of all issued and outstanding interests of Coherus Ophthalmology LLC from Coherus to Sandoz. Pursuant to the Purchase and Sale Agreement (the “CIMERLI Purchase Agreement”) dated January 19, 2024 between Coherus and Sandoz, Sandoz paid to Coherus $170.0 million in cash plus an additional $17.8 million for CIMERLI product inventory and prepaid manufacturing assets. The CIMERLI Disposition also included Coherus’ CIMERLI biologics license application, ophthalmology sales and select field reimbursement teams, and access to proprietary commercial software.

In connection with the CIMERLI Disposition, the following related transactions occurred on and will continue subsequent to the CIMERLI Disposition Date:

●	CIMERLI Transition Services Agreement (the “CIMERLI TSA”): On the CIMERLI Disposition Date, Coherus and Sandoz entered into the CIMERLI TSA pursuant to which Coherus will provide to Sandoz certain specified transition services on the terms and subject to the conditions set forth in the CIMERLI TSA. The transition services provided under the CIMERLI TSA will run for the periods of time set forth in the schedules to the CIMERLI TSA, but are expected to extend no later than December 31, 2024. Coherus considers the impact of the CIMERLI TSA to be immaterial and excluded such impact from the unaudited pro forma condensed combined financial information.
●	Partial Prepayment of 2027 Term Loans: On February 5, 2024, Coherus entered into a Consent, Partial Release and Third Amendment with the lenders of the 2027 Term Loans which required that if the consummation of the CIMERLI Disposition occurs Coherus will be obligated to make a partial prepayment of the principal amounts outstanding under the 2027 Term Loans. Coherus repaid $175.0 million of the existing principal balance of $250.0 million, plus the prepayment premium and makewhole amount totaling $6.8 million using proceeds from the CIMERLI Disposition in April 2024. The remainder of the principal amounts outstanding under the 2027 Term Loans were paid off on May 8, 2024. The $175.0 million early partial prepayment of the 2027 Term Loans in April 2024 was accounted for as a debt modification.

Acquisition of Surface

On the Surface Acquisition Date, in accordance with the plan of merger (the “Surface Merger Agreement”) by and among Coherus, Crimson Merger Sub I, Inc., a wholly owned subsidiary of Coherus (“Merger Sub I”), Crimson Merger Sub II, LLC, a wholly owned subsidiary of Coherus (“Merger Sub II” and together with Merger Sub I, the “Merger Subs”), and Surface, where Merger Sub I merged with and into Surface, with Surface surviving such merger as a wholly owned subsidiary of Coherus, and, as part of the same overall transaction, promptly after such merger, Surface merged with and into Merger Sub II, with Merger Sub II surviving this merger and changing its name to Surface Oncology, LLC. The total consideration paid by Coherus in the Surface Merger was $64.6 million, which consisted of 11,971,460 shares of Coherus’ common stock at a per share price of $4.89, the fair value of a contingent value right (“CVR”) liability of $5.3 million for CVRs provided to Surface shareholders, and equity of the combined company owned by Surface former employees of $0.8 million.

In connection with the Surface Merger, the following related transactions occurred prior to the Surface Acquisition Date, for which disclosures of pro forma financial information would be material and are included as transaction accounting adjustments described in Note 4 hereto:

●	Repayment of Surface’s convertible note: On June 15, 2023, in connection with entering into the Surface Merger Agreement, Surface executed a payoff arrangement to repay all amounts due under its loan and security agreement dated November 22, 2019 with K2 Health Ventures, LLC and Ankura Trust Company (as amended, the “Surface Loan Agreement) with a principal amount of $25.0 million. Pursuant to the payoff arrangement, which settled in full on June 16, 2023, Surface incurred a loss on debt extinguishment of $2.5 million.
●	Early termination of the operating lease for Surface’s corporate headquarters: On June 15, 2023, in connection with entering into the Surface Merger Agreement, Surface executed a lease termination agreement related to the operating lease for its corporate headquarters in Cambridge, Massachusetts. Pursuant to the lease termination agreement, the operating lease terminated on September 15, 2023, with an aggregate termination fee of $10.0 million paid to the landlord.

The transaction accounting adjustments to reflect the Combined Transactions include but are not limited to:

●	the separation of the operations and transferred assets related to YUSIMRY from Coherus and the transfer of those assets to HFK reflected in the “YUSIMRY Disposition” column;
●	the separation of the operations and transferred assets related to CIMERLI from Coherus and the transfer of those assets to Sandoz reflected in the “CIMERLI Disposition” column;
●	the partial prepayment of Coherus’ 2027 Term Loans;
●	the impact of, and transactions contemplated by, the Surface Merger Agreement related to the Surface Merger;
●	the repayment of all outstanding amounts of Surface’s loan agreement; and
●	the early termination of the operating lease for Surface’s corporate headquarters.

2.	Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared by management under U.S. generally accepted accounting principles (“U.S. GAAP”) in accordance with Article 11 and is presented in U.S. dollars. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of Coherus after the consummation of the Combined Transactions. No tax effects related to Transaction Accounting Adjustments were included as the related impacts were immaterial.

The pro forma adjustments related to the YUSIMRY Disposition are based upon actual information and certain assumptions which management believes are reasonable. The pro forma adjustments related to the CIMERLI Disposition are based upon actual information and certain assumptions which management believes are reasonable under the circumstances and which are described in the accompanying notes to the unaudited pro forma condensed combined financial information. The pro forma adjustments related to the Surface Merger which are described in the accompanying notes to the unaudited pro forma condensed combined financial information are based on the fair value of Surface’s tangible and identifiable intangible assets acquired and liabilities assumed on the Surface Acquisition Date. Coherus believes that, even after reassessing its identification of all assets acquired and liabilities assumed, it was able to acquire Surface for a price that was completely allocable to identifiable assets acquired and liabilities assumed with no residual attributable to goodwill.

Coherus was the legal acquiror of Surface. For accounting purposes, Surface was treated as the “acquired” company. This determination is primarily because subsequent to the Surface Merger, Coherus’ stockholders have a majority of the voting power of the combined company, Coherus controls a majority of the governing body of the combined company and Coherus’ senior management comprises the senior management of the combined company. In accordance with U.S. GAAP, the assets and liabilities of Surface have been recorded at their fair values as of the Surface Acquisition Date.

The unaudited pro forma condensed combined balance sheet as of March 31, 2024 reflects adjustments that depict the accounting for the Dispositions and the related transactions as if they had occurred on March 31, 2024. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2023 and for the three months ended March 31, 2024 each reflect adjustments that give effect to Coherus’ results of operations as if the Combined Transactions had occurred on January 1, 2023, the first day of the earliest period presented.

Surface’s historical operations for the period prior to the Surface Acquisition Date (“Pre-Acquisition Surface”) are presented separately in the pro forma condensed combined financial information and the historical operations for the period including and after that Surface Acquisition Date for the surviving entity, Surface Oncology, LLC have been presented within the consolidated results of Coherus.

The pro forma financial information does not give effect to any anticipated synergies, dis-synergies operating efficiencies, tax savings or cost savings that may be associated with the Combined Transactions including the related transactions. There were no existing contractual relationships between Coherus and Surface, Coherus and Sandoz, or Coherus and HFK during the periods presented in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information constitutes forward-looking information, is subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated and should be read in conjunction with the accompanying notes thereto.

Coherus and Surface incurred certain non-recurring charges in connection with the Surface Merger. These charges consist of severance compensations offered to Surface’s executives and non-executive employees, a termination fee resulting from the early termination of Surface’s operating lease, and the repayment and final balloon payment of Surface’s convertible note. Transaction costs related to financial advisors, legal services and professional accounting services have also been incurred in conjunction with the Combined Transactions. These costs are not expected to be incurred in any period beyond twelve months from the closing dates of the Combined Transactions. Accordingly, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 reflects the effects of these non-recurring charges, and these costs are not accrued for in the historical combined balance sheet of Coherus as of March 31, 2024.

3.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The unaudited pro forma condensed combined balance sheet as of March 31, 2024 reflects the following adjustments:

Transaction Accounting Adjustments related to the Dispositions

(a)	The information in the “CIMERLI Disposition” column in the unaudited pro forma condensed combined balance sheet is derived from Coherus’ condensed consolidated financial information and the related accounting records as of March 31, 2024. It represents CIMERLI balances related to TSA activity incurred after the CIMERLI Disposition Date.
(b)	The information in the “YUSIMRY Disposition” column in the unaudited pro forma condensed combined balance sheet is derived from Coherus’ condensed consolidated financial information and the related accounting records as of March 31, 2024. It reflects assets transferred to and inventory purchase commitments assumed by HFK pursuant to the Purchase Agreement and certain assets derecognized.
(c)	Represents the net cash of $38.8 million received in connection with the YUSIMRY Disposition, which consists of the gross proceeds of $40.0 million in cash for YUSIMRY product inventory pursuant to the Purchase Agreement, net of the estimated transaction costs of $1.2 million upon the closing of the YUSIMRY Disposition. As of March 31, 2024, no transaction costs were accrued in Coherus’ historical financial statements. The transaction costs include incremental professional fees (e.g., legal, advisory and accounting), that are directly attributable to the YUSIMRY Disposition.
(d)	Represents the partial prepayment in April 2024 of $175.0 million of the existing principal balance of $250.0 million of the 2027 Term Loans, plus the prepayment premium and makewhole amount totaling $6.8 million using proceeds from the CIMERLI Disposition. Since the partial prepayment was treated as a modification, the prepayment premium and makewhole amount totaling $6.8 million have been recorded as a reduction to the non-current balance of the 2027 Term Loans.

4.	Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2024 and for the year ended December 31, 2023 reflect the following adjustments:

Transaction Accounting Adjustments related to the Surface Merger

(a)	To reflect the derecognition of historical interest expense of $1.6 million for the year ended December 31, 2023, related to the cash settlement of Surface’s convertible note as if the Surface Merger had occurred on January 1, 2023.
(b)	To reflect the derecognition of historical lease and depreciation expense, net of sublease income, of $0.6 million for the year ended December 31, 2023, related to the early termination of the operating lease for Surface’s corporate headquarters. Of the aggregate historical lease and depreciation expense of $0.6 million for the year ended December 31, 2023, $1.7 million of research and development expense and $1.1 million of net benefit in selling, general and administrative expense have been derecognized.
(c)	To reflect the derecognition of historical depreciation expense related to the write-off of property and equipment, net of $4.8 million for the year ended December 31, 2023, in connection with the early termination of the operating lease for Surface’s corporate headquarters as if the Surface Merger had occurred on January 1, 2023. Of the aggregate historical depreciation expense of $4.8 million for the year ended December 31, 2023, $2.9 million and $1.9 million have been derecognized from research and development expense and selling, general and administrative expense, respectively.
(d)	To reflect the derecognition of historical interest and investment income of $1.8 million for the year ended December 31, 2023, related to Surface’s marketable securities as such securities were partially liquidated to meet the minimum company net cash amount pursuant to the Surface Merger Agreement.

(e)	To record amortization expense of $0.6 million for the year ended December 31, 2023, related to the finite-lived intangible assets as if the Surface Merger had occurred on January 1, 2023.

Transaction Accounting Adjustments related to the CIMERLI Disposition

(f)	The information in the “CIMERLI Disposition” column in the unaudited pro forma condensed combined statements of operations is derived from Coherus’ condensed consolidated financial information and the related accounting records for the periods presented and reflects the elimination of the historical operating results of CIMERLI. Certain general corporate overhead expenses that were allocable to CIMERLI’s operations but not specifically identifiable as costs of CIMERLI did not meet the criteria to be presented in the disposal group and are therefore presented within Coherus’ continuing operations. The pro forma adjustments for the CIMERLI Disposition do not purport to reflect what CIMERLI’s results of operations would have been on a stand-alone basis and are not necessarily indicative of future results of operations.
(g)	To reflect the nonrecurring pro forma net gain on the CIMERLI Disposition of $160.9 million as if the disposition and related transactions had occurred on January 1, 2023. The pro forma net gain is based on CIMERLI’s historical balance sheet information as of the CIMERLI Disposition Date, which includes the cash receipts of $187.8 million less assets transferred to Sandoz, assets derecognized, and other related employee transition expenses. For pro forma purposes, historical nonrecurring transaction costs of $7.2 million incurred during the three months ended March 31, 2024 have not been adjusted and are still presented in the results for the three months ended March 31, 2024.
(h)	To reflect the derecognition of historical interest expense of $6.5 million and $22.6 million for the three months ended March 31, 2024 and for the year ended December 31, 2023, respectively, related to the early partial prepayment of $175.0 million of Coherus’ 2027 Term Loans as if the CIMERLI Disposition and the related transactions had occurred on January 1, 2023.

Transaction Accounting Adjustments related to the YUSIMRY Disposition

(i)	The information in the “YUSIMRY Disposition” column in the unaudited pro forma condensed combined statements of operations is derived from Coherus’ condensed consolidated financial information and the related accounting records for the periods presented and reflects the elimination of the historical operating results of YUSIMRY. Certain general corporate overhead expenses that were allocable to YUSIMRY’s operations but not specifically identifiable as costs of YUSIMRY did not meet the criteria to be presented in the disposal group and are therefore presented within Coherus’ continuing operations. The pro forma adjustments for the YUSIMRY Disposition do not purport to reflect what YUSIMRY’s results of operations would have been on a stand-alone basis and are not necessarily indicative of future results of operations.
(j)	To reflect the nonrecurring pro forma gain on the YUSIMRY Disposition of $22.0 million, as outlined in the table below. The nonrecurring pro forma gain is based on YUSIMRY’s balance sheet information as of March 31, 2024 and recorded as if the disposition and the related transactions had occurred on January 1, 2023. The actual gain on the disposition will be based on YUSIMRY’s actual balance sheet information as of the YUSIMRY Disposition Date and may differ significantly.

(amounts in thousands)
Cash received from HFK upon closing of the YUSIMRY Disposition	$40,000
Subtract: Estimated transaction costs	(1,150)
Net proceeds	38,850
Subtract: Carrying amount of net assets sold and derecognized	(16,842)
Pro forma gain on the YUSIMRY Disposition	$22,008

5.	Pro Forma Net Loss Per Share

The below table presents the calculation of pro forma combined basic and diluted net loss per share of Coherus common stock as if the Combined Transactions had occurred on January 1, 2023 for the three months ended March 31, 2024 and for the year ended December 31, 2023:

(amounts in thousands, except share and per share amounts)	Three Months Ended March 31, 2024	Year Ended December 31, 2023
Pro forma net loss attributable to stockholders	$(59,759)	$(60,044)
Weighted average common shares outstanding, excluding the Combined Transactions	112,746,781	90,329,209
Coherus common stock to Surface shareholders as consideration	-	11,971,460
Coherus common stock issued to Surface former employees as part of Surface Merger consideration	-	161,100
Shares that vested, net of shares withheld for taxes, in connection with the transfer of certain employees to Sandoz	7,411	7,411
Pro forma weighted average number of shares - basic and diluted **	112,754,192	102,469,180
Basic and diluted net loss per share	$(0.53)	$(0.59)

** The following pro forma outstanding dilutive potential shares were excluded from the calculation of pro forma diluted net loss per share due to their anti-dilutive effect:

	Dilutive Potential Shares
	Three Months Ended March 31, 2024	Year Ended December 31, 2023
Stock options, including shares subject to ESPP	27,498,348	24,083,222
Restricted stock units	1,085,245	2,266,387
Shares issuable upon conversion of 2026 Convertible Notes	11,942,152	11,942,152
Total	40,525,745	38,291,761

The amounts in the table above exclude any shares contingently issuable pursuant to the CVR agreement because the conditions that could result in a payment becoming due were not met.